UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026 (December 30, 2025)

Veea Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 30, 2025, at the annual meeting of stockholders (the “Annual Meeting”) of Veea Inc., a Delaware corporation (the “Company”), of the Company’s 50,100,819 shares of common stock issued and outstanding and eligible to vote as of the record date of November 3, 2025, a quorum of 30,098,131 shares, or approximately 60.08% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on December 4, 2025. The following actions were taken at the Annual Meeting:

Proposal No. 1: Election of Two Class I Directors

The first proposal was the election of two (2) Class I directors each to serve for a three-year term that expires at the 2028 annual meeting of stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD
Gary Cohen	29,567,252	530,879
Michael Salmasi	30,035,608	62,523

Each nominee was elected.

Proposal No. 2: Approval of the Amendment to the Amended and Restated Certificate of Incorporation

The second proposal was the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding shares of common stock in a ratio to be set at the discretion by the board of directors of the Company (the “Board”), which is in a range from 1-for-2 to 1-for-20 (the “Reverse Split”). The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
30,072,408	25,723	0

Proposal No. 2 was approved by a majority of the votes cast. The Reverse Split will be effective upon the filing of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, in substantially the form attached to the Proxy Statement as Annex A, with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

Proposal No. 3: Approval of an Amendment to the Company’s 2024 Equity Incentive Plan

The third proposal was the approval of an amendment to our 2024 Equity Incentive Plan (the “2024 Plan”) to increase the maximum aggregate number of shares of common stock that may be issued under the 2024 Plan to be the sum of (A) 9,546,421 shares of common stock, plus (B) an increase commencing on January 1, 2026 and continuing annually on each anniversary thereof through and including January 1, 2034, equal to the lesser of (i) three percent (3%) of the shares of common stock issued and outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as determined by the Board or the compensation committee of the Company. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
29,424,344	673,511	276	0

Proposal No. 3 was approved by a majority of the votes cast.

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The fourth proposal was the ratification of the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
30,073,709	24,327	95

Proposal No. 4 was approved by a majority of the votes cast.

Proposal No. 5: Advisory Vote on Executive Compensation

The fifth proposal was the approval of, on an advisory basis, the executive compensation of the Company’s named executive officers as described in the proxy statement. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
29,422,755	636,171	39,205	0

Proposal No. 5 was approved by a majority of the votes cast.

Proposal No. 6: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The sixth proposal was the approval of, on an advisory basis, the frequency of future advisory votes on executive compensation. The vote on the proposal was as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
757,067	240	29,335,017	5,807	0

Proposal No. 6 was approved by a majority of the votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veea Inc.

Date: January 6, 2026	By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	Chief Executive Officer

3